Independent auditors' consent

The board and shareholders
AXP High Yield Tax-Exempt Fund, Inc.

The board and shareholders
Strategist Tax-Free Income Fund, Inc.
     Strategist Tax-Free High Yield Fund

The board of trustees and unitholders
Tax-Free Income Trust:
     Tax-Free High Yield Portfolio


We consent to the use of our reports included or incorporated herein by reference and to the references to our Firm under the heading "Financial Highlights" in the prospectuses included or incorporated herein by reference, under the heading "INDEPENDENT AUDITORS" in the Statement of Additional Information incorporated herein by reference and under the heading "Experts" of the Combined Proxy Statement/Prospectus on Form N-14.



/s/ KPMG LLP
    KPMG LLP
Minneapolis, Minnesota
April 17, 2000